Oppenheimer Commodity Strategy Total Return Fund
NSAR Exhibit – Item 77Q

Post−Effective Amendment No. 26 (4/26/12) to the Registration Statement of Oppenheimer 0000728889-12-000741 Fund (the "Registrant"), Accession Number which includes Amendment Nos. 3 the Amended and Restated Declaration of Trust, is hereby incorporated by reference in response to Item 77Q of the Registrant's Form N−SAR.